EXHIBIT 10.18


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                         Sportsprize Entertainment Inc.
                       (formerly Kodiak Graphics Company)


     THIS AGREEMENT is effective as of the 14th day of May, 1999 ("Date of Grant") among Sportsprize Entertainment Inc. (formerly Kodiak Graphics Company), a Nevada corporation (the "Company"), Sportsprize, Inc. (formerly Sportsprize Entertainment, Inc.), a Nevada Corporation ("Sportsprize"), and Kaleidoscope Sports & Entertainment, LLC (the "Kaleidoscope").

     WHEREAS, Kaleidoscope entered into an agreement with Sportsprize Entertainment, Inc. dated May 1, 1999 and effective May 14, 1999, attached hereto as Exhibit A and incorporated herein, pursuant to which Kaleidoscope was granted stock options exercisable to acquire common shares of Sportsprize Entertainment, Inc. in consideration for certain planning, designing, marketing, selling and consulting services (the "Consulting Agreement");

     WHEREAS, the Board of Directors of the Company (the "Board") has approved, adopted, ratified and confirmed an Agreement and Plan of Share Exchange (the "Share Exchange Plan"), effective May 14, 1999, pursuant to which the Company acquired all of the issued and outstanding shares of Sportsprize pursuant to a statutory share exchange and the Board authorized the grant to certain consultants and other selected persons stock options exercisable to purchase common stock of the Company, with a $0.001 par value per share;

     WHEREAS, the Company desires to retain the services of Kaleidoscope and Kaleidoscope desires to deliver such services to the Company pursuant to the terms and conditions set forth in the Consulting Agreement;

     WHEREAS, the Board has determined that it is in the best interest of the Company to assume the interest of Sportsprize in the Consulting Agreement and Sportsprize has agreed to assign its interest in the Consulting Agreement to the Company;

     WHEREAS, the Board has determined that it is in the best interest to grant Kaleidoscope options to acquire shares of the Company's common stock ("Common Shares") in the amounts and subject to the terms and conditions set forth in the Consulting Agreement (the "Options"); and

     WHEREAS, the Options are not intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the assignment and assumption of the Consulting Agreement pursuant to the terms and conditions set forth herein.

1.   Assignment of Consulting Agreement.

     1.1 Sportsprize hereby grants, bargains, conveys, transfers and assigns its entire right, title and interest in the Consulting Agreement to the Company, its successors and assigns.

     1.2 It is expressly understood that effective from and after the date hereof, the Company shall assume all of the obligations of Sportsprize arising under or pursuant to the Consulting Agreement, including but limited to the obligation to grant options to acquire Common Shares of the Company to Kaleidoscope in lieu of the Options granted under the Consulting Agreement, and agrees to duly and properly perform the obligations of


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Sportsprize  thereunder  from and after the date  hereof.  The Company  further ratifies and confirms the Consulting Agreement as if an original party thereto.

     1.3 Kaleidoscope agrees and consents to the assignment of the Consulting Agreement to the Company and agrees that the Company shall assume all of the obligations of Sportsprize arising under or pursuant to the Consulting Agreement, and agrees and consents to the grant of options to acquire Common Shares of the Company in lieu of the Options. Kaleidoscope agrees to duly and properly perform its obligations under the Consulting Agreement for the benefit of the Company as if the Company were an original party thereto.

2.   Option Grant.

     2.1 Acknowledgement. The Company hereby acknowledges, ratifies and confirms the grant of the following Options pursuant to the assignment of the Consulting Agreement from Sportsprize to the Company.

          (a) The Company hereby acknowledges the grant of Options exercisable to acquire One Hundred Thousand (100,000) Common Shares at the price of Twenty-five Cents ($ 0.25) per share to Kaleidoscope. Such Options shall vest immediately and shall be fully exercisable.

          (b) The Company agrees to grant Kaleidoscope Options exercisable to acquire One Hundred Thousand (100,000) Commons Shares at a price of Twenty-five Cents ($.25) per share, upon the successful completion of Paragraphs 2(a) and 2(b) set forth in the Consulting Agreement.

          (c) The Company agrees to grant Kaleidoscope Options exercisable to acquire Three Hundred Thousand (300,000) Commons Shares upon the reasonably satisfactory completion of Paragraph 2(c) set forth in the Consulting Agreement at the traded price of the Company's common shares less twenty percent (20%) per share; provided, however, that said Options, once exercised, are restricted for sale for a period of one (1) year from the date of said purchase. The traded price of the Common Shares will be determined by the average closing price of the Company's Common Shares (traded on the NASDAQ OTC Bulletin Board or NASDAQ Small Cap Market or such ever market that the Company's shares shall be traded upon) for a period of Ten (10) days preceding the agreed to completion. Said Common Shares will be released at 30,000 shares per month over a Ten (10) month period. It is expressly agreed that the Company will make reasonable efforts to register the shares for early trading privileges. Kaleidoscope agrees to sell its shares into the market at a volume of no greater than 2 1/2% of the true volume of the preceding weeks total amount of the Company's traded shares. The number of Common Shares covered by each option above shall be proportionally adjusted for any increase or decrease in the number of accrued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or any increase or decrease in the number of shares


     2.2 Options not Transferable. Unless otherwise specified in this Agreement or by the Board, the Options granted herein may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any option or of any right or privilege conferred herein, such Option shall thereupon terminate and become null and void.


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     2.3 Termination of Options. The Options granted herein shall terminate,  to the extent not previously exercised, on May 14, 2004. The exercise period may be extended in the sole discretion of the Board.

     2.4 Exercise of Options. Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that if Kaleidoscope is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. Only whole shares may be issued pursuant to an option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit B) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Shares to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Shares to be purchased. The Options are exercisable only by Kaleidoscope.

     2.5 No Rights as Shareholder. Kaleidoscope shall have no rights as a shareholder with respect to the Common Stock covered by the Options until Kaleidoscope becomes a record holder of such Common Shares, irrespective of whether Kaleidoscope has given notice of exercise. Subject to the provisions set forth herein, no rights shall accrue to Kaleidoscope and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date Kaleidoscope becomes a record holder of the shares of Common Stock covered by the Options granted herein, irrespective of whether Kaleidoscope has given notice of exercise.

     3. Entire Agreement. This Agreement is the only agreement among Kaleidoscope, Sportsprize and the Company with respect to the Consulting Agreement, and this Agreement shall supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Consulting Agreement and the assignment of such agreement.

     4. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

              The Company:           Sportsprize Entertainment Inc.
                                     Attention:  Jeffrey Paquin, President
                                     101 West 5th Avenue
                                     Vancouver, British Columbia V5Y 1H9


              Sportsprize, Inc.      Sportsprize, Inc.
                                     Attention:  Jeffrey Paquin, President
                                     101 West 5th Avenue
                                     Vancouver, British Columbia V5Y 1H9


              Kaleidoscope:          Kaleidoscope Sports & Entertainment, LLC
                                     Attention:  David P. Bagliebter, Esq.,
                                     General Counsel, Senior Vice President of
                                       Business Affairs
                                     136 Madison Avenue, 8th Floor
                                     New York, NY  10016


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Sportsprize Entertainment Inc.              Kaleidoscope Sports & Entertainment,
                                               LLC

By: -------------------------------         By: -------------------------------

Its: ------------------------------         Its: -------------------------------



Sportsprize, Inc.

By: -------------------------------

Its: ------------------------------




     THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.






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                                    EXHIBIT A


                              Consulting Agreement










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                                    EXHIBIT B


                         Notice of Election to Exercise


     This Notice of Election to Exercise shall constitute proper notice pursuant to the Assignment Agreement among the undersigned, Sportsprize Entertainment Inc. and Sportsprize, Inc. (the "Agreement") effective as of the 14th day of May, 1999.

     The undersigned hereby elects to exercise Kaleidoscope's option to purchase __________ shares of the common stock of the Company at a price of $_________ per share, for aggregate consideration of $______, on the terms and conditions set forth in the Agreement. Such aggregate consideration, in the form specified in Section 2.4 of the Agreement, accompanies this notice.

     The  undersigned  has  executed  this Notice  this ____ day of  __________,
_____.




                                   --------------------------------------------
                                   Signature

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                                   Name (typed or printed)